UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

Freedom Tax Credit Plus L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-24652	13-3533987
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On April 28, 2008, Freedom Tax Credit Plus L.P. (“Freedom”) issued a press release announcing that it recently became aware of a tender offer by Peachtree Partners (the “Offeror”) to purchase Freedom’s outstanding limited partnership units.  The Offeror seeks to purchase no more than 4.9% of Freedom’s outstanding units (including the units that it currently owns) at a price of $20.00 per unit, less certain reductions to that purchase price (including an “administrative fee” of $100.00 per selling investor) as described in the Offeror’s written tender offer materials dated April 21, 2008. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K and the press release attached as an exhibit hereto contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and also include a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.     Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

99.1           Press Release issued April 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM TAX CREDIT PLUS L.P.

	By:	RELATED FREEDOM ASSOCIATES L.P., a
general partner

		By:	RELATED FREEDOM ASSOCIATES INC., a
general partner

Date: April 28, 2008			By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer